Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No 333-201016, No.333-214291, No.333-228762 and No.333-228763) of GeoPark Limited of our report dated March 8, 2023, with respect to the consolidated financial statements of GeoPark Limited, included in this Annual Report (Form 20-F) of GeoPark Limited for the year ended December 31, 2023.

PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.

By	/s/ Pistrelli, Henry Martin y Asociados S.R.L.
Pistrelli, Henry Martin y Asociados S.R.L.
Member of Ernst & Young Global Limited

Buenos Aires, Argentina

March 27, 2024